                                                                    EXHIBIT 10.1

                           CONSENT AND ASSIGNMENT OF LEASE

    This Consent and Assignment of Lease is made and entered into this 13th day of November, 1997, by and between Genase, L.L.C. ("Assignor"), Photogen, Inc. ("Assignee"), and P. C. Powell, Jr. and Wilma Powell (collectively, "Landlord").

    WHEREAS, Landlord and Assignor, as Tenant, entered into that certain lease agreement (the "Lease") dated July 1, 1996, attached hereto as Exhibit A and made a part hereof, demising approximately 3,000 rental square feet or area in the improvements commonly known as 7327 Oak Ridge Highway, Knoxville, Knox County, Tennessee and leasing certain equipment; and

    WHEREAS, Assignor and Assignee entered into that certain Lease and Facilities Sharing Agreement dated as of September __, 1997 (the "Sublease") regarding the property and equipment which was the subject of the Lease; and

    WHEREAS, Assignor desires to assign, and Assignees desire to acquire, all of Assignor's right, title and interest as Tenant under the Lease and to cancel the Sublease.

    NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby covenant and agree as follows:

    1. Assignor hereby sells, assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, all of Assignor's right, title and interest as Tenant in and to the Lease.

    2. Assignee hereby agrees to assume and perform all of the covenants, duties and obligations of Assignor under the Lease which accrue or become performable from and after the date hereof to the same extent as if Assignee had originally been named as "Tenant" under the Lease.

    3. Assignor, Assignee and Landlord agree that from and after the date hereof the Sublease shall be terminated and of no further force and effect.

    4. Landlord consents to the assignment by Assignor, and the assumption by Assignee, of the Tenant's obligations under the Lease and the other transactions hereunder; notwithstanding any other provision of the Lease or Sublease to the contrary.

    5. Assignor shall indemnify, defend (using counsel reasonably acceptable to Assignee) and hold Assignee (and Assignee's officers, directors, subsidiaries, affiliates, shareholders, employees and agents) harmless from and against all Adverse Consequences (defined below) Assignee (or any of its officers, directors, shareholders, subsidiaries, affiliates, employees or agents) incurs that arise out of or relate to (a) any breach or alleged breach of any of Assignor's covenants, agreements, representations and warranties in the Lease, and (b) any negligent, intentional or other act or omission relating to Assignor's use and occupancy of the premises and the equipment which was the subject of the Lease. "Adverse Consequences" means any and all actual, consequential and other damages of any nature, obligations, liabilities, losses, expenses (including reasonable attorneys' fees and expenses), claims, demands, clean-up costs, settlement payments, allegations, investigations and fines.

    6. This Consent and Assignment of Lease may not be changed, modified, discharged or terminated orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Consent and Assignment of Lease to be executed in one or more counterparts effective as of the day and year first above written.

ASSIGNOR:                              ASSIGNEE:
Genase, L.L.C.                         Photogen, Inc.


By: /s/ Timothy C. Scott               By: /s/ John Smolik
   ------------------------------         ------------------------------
Name:  Timothy C. Scott                Name:  John Smolik
Title: Vice President                  Title: President

LANDLORD:


/s/ PC Powell Jr.
---------------------------------
P.C. Powell, Jr.


/s/ Wilma Powell
---------------------------------
Wilma Powell

                                     EXHIBIT "A"

                                   LEASE AGREEMENT

This Lease Agreement entered into at Knoxville, Tennessee, effective as of July 1, 1996, by and between P.C. Powell, Jr. and Wilma Powell, husband and wife (hereinafter "Landlord"), and Genase, L.L.C. a Tennessee corporation (hereinafter "Tenant").

IN CONSIDERATION of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. PREMISES. In consideration of the rent, covenants and conditions that Tenant herein agrees to pay, keep and perform, Landlord hereby leases to Tenant land, building and improvements located at 7327 Oak Ridge Highway, Knoxville, Knox County, Tennessee, all as described and outlined in Exhibit "A" and referred as Unit A attached hereto and incorporated herein by reference, all hereinafter referred to collectively as the "Premises."

2. TERM. The Lease Agreement shall be for a term of three (3) years, commencing as of the date entered above and ending three years later on June 30, 1999.

3. RENT. Tenant agrees to pay Landlord the sum of $1375.00 per month, during the first year of the three year term, for 3000 sq. ft. as and for rental of the Premises and for the option to purchase, as provided herein, said payments beginning as of the date entered above. Tenant further agrees to pay Landlord the sum of $1500.00 per month during the second and third years of the lease term for 3000 sq. ft. as and for rental of the Premises.

4. OPTION TO RENEW. Tenant shall have two (2) options to extend the term of the lease agreement for additional terms of three years each at a rental to be negotiated, and upon the same terms and conditions as set forth herein. Notice shall be given Landlord, within 30 days of expiration of Lease term, of Tenant's intent to exercise this option.

5. AUTOCLAVE. Tenant desires to lease the "Autoclave" and related equipment during the term of the lease and any extensions thereof according to the terms described below:

    A. The additional equipment to be leased includes the autoclave, steam generator, and any required auxiliary equipment (such as the gas water preheater) located on the Premises.

    B. Landlord agrees to relocate the subject equipment to a location convenient for use by Genase. The relocation and reinstallation shall be accomplished in a manner that facilitates easy removal of the equipment, in case Genase should purchase their own, or in case the equipment requires repair. The units shall be installed with sufficient room around them to facilitate easy access for routine maintenance.

    C. Landlord agrees to have the units inspected and obtain all necessary operating permits prior to Genase initiating use and the beginning of the lease term.

    D. Operational status will be demonstrated by having a signed inspection and operating permit from the appropriate State Authorities, and by successfully completing a test run using standard autoclave test strips.

    E. Tenant agrees to provide, at Tenants cost, all necessary on-going maintenance during the term of the lease and any extensions thereof, including periodic inspections as required by state authorities.

    F. Tenant will indemnify Landlord against any claim as a result of injury to any Tenant personnel as a result of operating the autoclave. Landlord will provide insurance sufficient to cover the building against damage caused as a result of operation of the autoclave. Tenant will indemnify Landlord against loss of or damage to Tenants equipment as a result of operating the autoclave.

    G. Tenant shall have the option at its discretion to purchase its own autoclave and install it on the Premises at Tenants expense.

    H. Tenant agrees to pay Landlord $100.00 per month during the term of the Lease and any extensions thereof for use of the autoclave and related equipment. Should Tenant provide its own autoclave the lease payment shall be reduced by $100.00 per month.

6. OPTION TO PURCHASE. Landlord hereby grants to Tenant the second right of refusal and option to purchase the Premises described above at any time during the term hereof or during any renewal period. The purchase price is to be determined by appraisal by an appraiser mutually acceptable to both parties (Landlord and Tenant). In the case of a binding third party offer, the Tenant shall have a second right of refusal to purchase the premises under the same terms as agreed to by the third party.

7. TAXES. Landlord shall be responsible for payment of all taxes, assessments or other governmental charges applicable to the Premises.

8. UTILITIES. Tenant shall pay for use of all gas, electricity, sewer, water and other utilities consumed or wasted upon the Premises. Tenant shall provide its own janitor and cleaning service. Landlord shall make every reasonable effort to connect the Premises waste lines to the municipal sewer, and shall pay all costs associated with this connection. Tenant will pay all ongoing usage fees.

9. MAINTENANCE AND REPAIRS. Landlord, at its expense, shall be responsible for all maintenance and repairs to the building, including, but not limited to the roof, floor, foundation, walls, general heating and air conditioning systems, septic tank and lateral lines, and electrical and plumbing systems. Tenant shall be responsible, at its own expense, for routine minor maintenance and upkeep, such as, repairing faucet leaks, and replacing light bulbs. Tenant agrees to be responsible for the routine maintenance of the back-up generator, which shall include the battery, oil changes and periodic starting. In the event the Landlord shall fail to proceed with and complete any repairs and restorations which it may be required to make hereunder within a reasonable time, Tenant, upon notice to Landlord, may contact designated repair service personnel charging their services directly to the Landlord. Any repairs made by the Tenant shall be such as are reasonably necessary to protect the Premises and improvements for the account of and at the expense of the Landlord.

10. IMPROVEMENTS AND ALTERATIONS. Tenant may, at its own expense, obtain, maintain, and install in the Premises such trade fixtures as the Tenant needs in order to operate its business, and may place such temporary partitions, lighting fixtures, personal property, machines, motors and the like in the premises, and may make such improvement and alterations to the Premises, as it may desire, provided only, that such improvements and alterations do not materially reduce the value of the Premises. All improvements, alterations heretofore or hereafter made or installed or paid for by Tenant, shall remain the property of the Tenant.

    In case of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover such items from any insurance with which it has insured the same, notwithstanding that any of such items might be considered a part of real property. Tenant may remove all or any of such items at any time during the term of this Agreement or any extension thereof. Tenant may abandon the same, in whole or in part, to Landlord at the end of the term or any extension thereof, or such other expiration of the term, by vacating the Premises without removing the same. In the event of removal of such items, Tenant shall repair any damage caused by such removal.

    Tenant shall be responsible for replacement and/or repairs to Premises for any damage to Premises caused by abuse, neglect, or accident not recovered by insurance that result directly from Tenant use of the Premises except as provided for in Paragraph 5. It is understood by the Parties hereto that the Landlord may enter the Premises during normal business hours to inspect the building and to make routine repairs.

11. INSURANCE.

    A. Landlord at its own expense and throughout the term of this lease Agreement and any extensions thereof, shall maintain insurance with respect to the Premises of the following types and in the following amounts:

         I. Fire insurance with full standard form extended coverage, in an amount not less than eighty percent (80%) of the full replacement value of the building.

         II. Public liability insurance protecting against claims for personal injury, death and property damage occurring upon, in or about the Premises with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence Tenant will likewise maintain public liability insurance protecting against claims for personal injury, death and property damage occurring upon, in or about the Premises with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence.

    B. Tenant, at its own expense and throughout the term of this Lease Agreement and any extension thereof, shall maintain insurance on the contents of the building.

    C. All insurance required under the provisions of this Paragraph shall be carried in favor of the Landlord or Tenant as their respective interests may appear. All policies shall provide that same cannot be canceled without giving at least ten (10) days prior written notice to the other Party.

12. DAMAGE TO PREMISES. If the Premises are destroyed or damaged to such an extent as to be rendered substantially unfit for occupancy, when considered as a whole, and the destruction or damage is not reasonably repairable within ninety (90) days after it occurs, the lease shall terminate as of the date the destruction or damage occurred and rent shall be abated accordingly. If the Premises are destroyed or damaged as aforesaid, but the destruction or damage is reasonably repairable within ninety (90) days after it occurs, or if the Premises are damaged but to such an extent as to be rendered substantially unfit for occupancy when considered as a whole, Landlord shall proceed diligently to repair the Premises and the rent shall be abated or reduced, as may be equitable, while repairs are being made.

13. CONDEMNATION. If any part of the Premises is taken, appropriated or condemned for public use, the lease shall terminate as to the part taken on the date of the taking or sale. In such event, Tenant may elect to terminate the lease as to the remainder of the Premises, by mailing to the Landlord written notice of Tenants's receipt of written notice of the taking and Tenants statement of its desire to terminate, if the part taken or sold renders the remainder unsuitable and insufficient to serve the business needs of the Tenant.

14. MECHANICS LIENS. No mechanic's lien for labor or materials shall attach to or affect Tenant's interest in the Premises. Landlord shall pay or discharge by bond or deposit any and all mechanic's liens or other liens which are filed on any interest in the Premises for labor or materials furnished to Landlord.

15. DEFAULT BY TENANT. If Tenant defaults in performance of any of the provisions, covenants or conditions of the lease and such default continues for thirty (30) after Tenant is notified in writing by Landlord to cure it or, if such default is of such a nature that it cannot be cured within such thirty (30) day period and continues for longer than the period reasonably required to cure it, or if Tenant abandons or vacates the Premises at any time during the term of the Lease, or if Tenant makes an assignment for the benefit of creditors, or if the interest of the Tenant in the Premises is attached, levied upon or seized by a legal process, or if Tenant is found to bankrupt or insolvent by a court of competent jurisdiction, or if a receiver is appointed for Tenant by any such court, or if the Lease is assigned or terminated by operation of law, then immediately or any time thereafter, with reasonable notice given to Tenant, Landlord may re-enter and take possession of the Premises by an action in forcible entry and detainer or otherwise. Landlord may thereupon elect, either (a) to declare the Lease terminated, in which event Landlord may thereafter possess and enjoy the Premises as though the Lease had never been made without prejudice to any and all rights of action which the Landlord may have against Tenant at the time of such termination for rent, damages or breach of covenant previously accruing or occurring, or (b) to re-let the Premises on be-half of the Tenant.

16. ASSIGNMENTS AND SUBLEASES. Tenant shall not assign this lease or sublet any part of the Premises without the written consent of the Landlord, which shall not be unreasonably withheld.

17. QUIET ENJOYMENT. Landlord warrants that Landlord has the right to Lease the Premises to Tenant. So long as Tenant pays the rent herein provided and observes and performs the covenants and conditions of the Lease, Tenant shall be entitled to peaceably and quietly possess, occupy and enjoy the Premises during the term of the Lease without disturbance or eviction by the Landlord or by any other person lawfully claiming under the Landlord.

18. SUCCESSORS AND INTEREST. The Lease Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the heirs, executors, administrators, successors and assigns of the Landlord and Tenant. No assignment of the Lease or Sublease hereunder, whether by act of Tenant or by operation of law, in violation of any provision of this lease shall vest in any assignee or sublessee any right, title or interest whatsoever.

19. NOTICES. Any notice, statement or payment required or permitted by the provisions of this Lease, is to be considered given, furnished or made when mailed to he parties at the following addresses:

         LANDLORD                 Mr. P.C. Powell
                                  8303 Beaver Ridge Rd.
                                  Knoxville, TN  37931

         TENANT                   Genase, L.L.C.
                                  Mr. John Smolik
                                  119 Tanasi Court

                                  Loudon, TN  37774

20. EXPENSES. Any expense incurred as a result of performance of this Lease except for those expenses set forth in Paragraphs 9 and 10 above will be the responsibility of the person or entity, either Landlord or Tenant, incurring the obligation.

21. HAZARDOUS SUBSTANCES. As used herein, "Hazardous Substance" means any substance that is considered toxic and is the subject of any Local, State or Federal regulation, and other substances that are considered flammable.

    Tenant intends to use the Premises as a biological research and development facility. Tenant may, from time to time, use small amounts of materials that may be considered "Hazardous". "Small" amounts means volumes of less than a few liters per month as a worst case.

    Tenant will take all reasonable precautions for the storage and use of any "Hazardous" materials as prescribed by law and good laboratory practice. Tenant will indemnify Landlord against personal injury to any Tenant employee and damage to the Premises caused as a result of the use of "Hazardous" materials.

    Landlord, prior to occupancy, will connect all waste and floor drain lines to the existing septic system.

    Landlord will connect these waste lines to the municipal sewer system as soon as is possible.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement the day and year first above written.


LANDLORD:                              TENANT:

                                       GENASE, L.L.C.
/s/ P.C. POWELL
---------------------------------
P.C. Powell


/s/ WILMA POWELL                       /s/ JOHN SMOLIK
---------------------------------      ---------------------------------
Wilma Powell                           President

                                     EXHIBIT "A"


UNIT I

unto the said Second Parties the following described premises, to wit: Situated in District No. Six (6) of Knox County, Tennessee, and without the corporate limits of the City of Knoxville, Tennessee, and being more fully described as follows:

PARCEL NO. 1: BEGINNING at an iron pin in the Southeast corner of Tract conveyed by Carl W. Burgin, Jr., and wife, to Bolt 23 August 1958, said beginning point being distant 80.8 feet South 41 deg. 40 min. East from an iron pin in the Southeast line of the Oak Ridge Highway, which iron pin is 230 feet, more or less, Southwesterly from the point of intersection of the center line of Pennell Lane projected Southeasterly to the Southeast line of Oak Ridge Highway; thence from said beginning point, South 15 deg. 10 min. East 192 feet to an iron pin in the line of other Pennell property; thence South 80 deg. 38 min. West
251.7 feet to an iron pin; thence North 28 deg. 22 min. West 98 feet to an iron pin in the South line of property now or formerly belonging to Jack Sutton; thence with the line of said property and along a fence line, North 60 deg. 30 min. East 80 feet to an iron pin; thence continuing with Sutton line, North 28 deg. 22 min. West 20 feet to an iron pin, corner to tract conveyed by Burgin to Bolt; thence with the line of said tract, North 64 deg. 30 min. East 202 feet to the place of BEGINNING.

PARCEL NO. 2: BEGINNING on an iron pin in the South right of way line of Oak Ridge Highway, corner to property now or formerly belonging to Jack Sutton; thence South 26 deg 45 min. East 80 feet with the Sutton line to an iron pin in line of property now or formerly belonging to R.H. Pennell; thence North 64 deg. 30 min East 202 feet with R.H. Pennell's line to an iron pin on the West side of spring branch; thence North 42 deg. West 80 feet with R.H. Pennell's line to an iron pin in the East Side of spring branch and in the Highway right of way; thence South 64 deg. 30 min. West 183.5 feet with the Oak Ridge Highway to the point of BEGINNING.

BEING the same property conveyed to R.B. Ingram and P.C. Powell, Jr. by Deed from Richard A. Shepherd and wife, Alice K. Shepherd, dated November 24, 1964, and of record in Deed Book 1272, page 12, in the Register's Office for Knox County, Tennessee.

PARCEL NO. 3: BEGINNING on an iron pin in the South right-of-way line of Oak Ridge Highway, said pin located about 1300 feet South _____ 30' West from the intersection of the West line of the Wright Road extended to intersect the South line of said Oak Ridge Highway, said pin being now corner to R.H. Pennell; thence with Pennell South 28DEG. 30' East 100 feet to an iron pin corner to Pennell; thence with Pennell North 63DEG. 30' East 108.9 feet to an iron pin corner to Pennell; thence with Pennell North 28DEG. 30' West 100 feet to an iron pin in the South right-of-way line of said Oak Ridge Highway corner to Pennell; thence with said right-of-way line South 63DEG. 30' West 108.9 feet to the beginning, containing 0.25 acre, more or less.

The above described property is improved by two block buildings.

BEING the same property conveyed to Parnell C. Powell and wife, Wilma Powell, by warranty deed of 1 July, 1978, recorded in Warranty Deed Book ______, page ____, in the Register's Office for Knox County Tennessee.

FOR FURTHER REFERENCE see Warranty Deed Book 903, page 311, in the Register's Office for Knox County, Tennessee.